EXHIBIT 16

                                October 12, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

        We have read the statement made by Gourmet Group, Inc. (copy attached) which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's 8-K report dated October 12, 2000. We agree with the statements concerning our Firm in such Form 8-K.

                                Very truly yours,

                                MEEKS, DORMAN & COMPANY, P.A.


                                By:/s/
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